   As Filed With the Securities and Exchange Commission on November 17, 2000
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                                 ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 ------------

                         INTERPLAY ENTERTAINMENT CORP.
             (Exact name of registrant as specified in its charter)

              Delaware                                        33-0102707
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)

               16815 Von Karman Avenue, Irvine, California 92606
             (Address of Principal Executive Offices)  (Zip Code)

                                ---------------

                 AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)

                                --------------

                      Brian Fargo, Chief Executive Officer
                         Interplay Entertainment Corp.
                            16815 Von Karman Avenue
                            Irvine, California 92606
                    (Name and address of agent for service)

                                 (949) 553-6655
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                               K.C. Schaaf, Esq.
                             Jeffrey B. Coyne, Esq.
          Stradling Yocca Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================================
   Title of Securities             Amount To Be                Proposed Maximum Aggregate         Amount of Registration Fee
   To Be Registered              Registered/(1)/                    Offering Price
=================================================================================================================================
   Common Stock,
   $0.001 par value             1,600,000 shares                       $5,795,156 (2)                          $1,529
=================================================================================================================================

 (1) Includes shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Amended and Restated 1997 Stock Incentive Plan (the "1997 Plan") and the Employee Stock Purchase Plan (the "Purchase Plan"). 3,871,247 shares of Common Stock available for issuance under the 1997 Plan and the Purchase Plan were registered on a Registration Statement on Form S-8 on August 4, 1998 (Registration Statement 333-60583).

 (2) With respect to 1,500,000 shares of Common Stock registered hereby which would be issued upon exercise of options and rights to purchase which registrant is authorized to issue under its 1997 Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on November 15, 2000, which was $3.65625 per share. For the purposes of the 100,000 shares of Common Stock registered hereby which would be issued under the Purchase Plan, the aggregate offering price was estimated using a per share price of $3.10781, or 85% of $3.65625, which price per share is the estimated basis at which the shares will be issued pursuant to the Purchase Plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, as amended;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000, and September 30, 2000;

     (c) The Company's Current Report on Form 8-K dated May 30, 2000; and

     (d) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6.  Indemnification of Directors and Officers.

     The Company's Bylaws provide that the Company will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Company maintains liability insurance for its officers and directors.

     In addition, the Company's Certificate of Incorporation provides that, pursuant to the DGCL, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into separate indemnification agreements with its directors and officers. These agreements require the Company, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement:

     Number      Description
     ------      -----------

     4.1 Amended and Restated 1997 Stock Incentive Plan (the "1997 Plan") (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

     4.2 Form of Stock Option Agreement pertaining to the 1997 Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

     4.3 Form of Restricted Stock Purchase Agreement pertaining to the 1997 Plan (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

     4.4       Employee Stock Purchase Plan (incorporated by reference to
               Exhibit 10.10 to the Company's Registration Statement on Form S-1, Registration No. 333-48473).

     5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

    23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

    23.2       Consent of Arthur Andersen LLP, independent public accountants.

    24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not
          --------  -------
apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 17th day of November 2000.

                               INTERPLAY ENTERTAINMENT CORP.

                               By: /s/ Brian Fargo
                                   ---------------
                                   Brian Fargo
                                   Chairman of the Board and
                                   Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Interplay Entertainment Corp., do hereby constitute and appoint Manuel Marrero our true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                          Title                          Date
            ---------                          -----                          ----

/s/ Brian Fargo                    Chairman of the Board and Chief      November 15, 2000
---------------------------------
Brian Fargo                        Executive Officer
                                   (Principal Executive Officer)




/s/ Manuel Marrero                 Chief Financial Officer and Chief
---------------------------------
Manuel Marrero                     Operating Officer (Principal         November 15, 2000
                                   Financial Officer and
                                   Principal Accounting Officer)


/s/ R. Stanley Roach               Director                             November 15, 2000
---------------------------------
R. Stanley Roach


/s/ James Barnett                  Director                             November 15, 2000
---------------------------------
James Barnett


/s/ Richard S.F. Lehrberg          Director                             November 15, 2000
---------------------------------
Richard S.F. Lehrberg

                                 EXHIBIT INDEX

                                                                  Sequential
     Number          Description                                  Page Number
     ------          -----------                                  -----------

     4.1         Amended and Restated 1997 Stock Incentive
                 Plan (the "1997 Plan") (incorporated by
                 reference to Exhibit 10.1 to the Company's
                 Registration Statement on Form S-1,
                 Registration No. 333-48473).

     4.2 Form of Stock Option Agreement pertaining to the 1997 Plan (incorporated by reference to Exhibit 10.2 to the Company's
                 Registration Statement on Form S-1,
                 Registration No. 333-48473).

     4.3 Form of Restricted Stock Purchase Agreement pertaining to the 1997 Plan (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-
                 1, Registration No. 333-48473).

     4.4 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-
                 1, Registration No. 333-48473).

     5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

    23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

    23.2 Consent of Arthur Andersen LLP, independent public accountants.

    24.1 Power of Attorney (included on signature page to the Registration Statement at page
                 6).